CERTIFICATE OF AMENDMENT

                TO RESTATED CERTIFICATE OF INCORPORATION

                                   OF

                             TELLABS, INC.


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               Adopted in accordance with the provisions
               of Section 242 of the General Corporation
                      Law of the State of Delaware
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We, Michael J. Birck, President and Carol Coghlan Gavin, Secretary of
Tellabs, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify on behalf of the Corporation as follows:

    FIRST:  That the name of the Corporation is Tellabs, Inc.

    SECOND: That the Restated Certificate of Incorporation of the Corporation was filed by the Secretary of State of Delaware on June 24, 1992, a Certificate of Correction thereto was filed by the Secretary of State of Delaware on March 24, 1993, and a Certificate of Amendment thereto was filed by the Secretary of State of Delaware on April 21, 1994.

    THIRD: That the Restated Certificate of Incorporation of said Corporation has been amended as follows:

    The first paragraph of Article Fourth of the Restated Certificate of Incorporation is amended to read as follows:

        1.  Authorized Capital Stock.   The aggregate number of
            shares of stock which the Corporation has authority to issue is 205,000,000 shares, of which 200,000,000 shall be shares of common stock, $.01 par value per share (hereinafter "Common Stock"), and of which 5,000,000 shares shall be shares of preferred stock, $.01 par value per share (hereinafter "Preferred Stock").

    FOURTH: That the aforesaid amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at the annual meeting of stockholders on April 25, 1995, which meeting was called and held upon notice in accordance with Section 222 of said Law.


    IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 25th day of April, 1995.

						TELLABS, INC.

						By:														Michael J. Birck, President
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                           Michael J. Birck, President
Attest:

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Carol Coghlan Gavin, Secretary